UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2024

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Offering

On June 18, 2024, MicroStrategy Incorporated (the “Company”) completed its previously announced private offering of 2.25% convertible senior notes due 2032 (the “notes”). The notes were sold under a purchase agreement, dated as of June 13, 2024, entered into by and between the Company and Barclays Capital Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the notes sold in the offering was $800 million, which includes $100 million aggregate principal amount of notes issued pursuant to an option to purchase, within a 13-day period beginning on, and including, the date on which the notes were first issued, granted to the Initial Purchasers under the purchase agreement, which the Initial Purchasers exercised in full on June 17, 2024 and which additional purchase was completed on June 18, 2024.

The net proceeds from the sale of the notes were approximately $786.0 million after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from the sale of the notes to acquire additional bitcoin and for general corporate purposes.

Indenture and the Notes

On June 17, 2024, the Company entered into an indenture (the “Indenture”) with respect to the notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The notes are senior unsecured obligations of the Company and bear interest at a rate of 2.25% per year payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2024. The notes will mature on June 15, 2032, unless earlier converted, redeemed or repurchased in accordance with their terms.

The notes are convertible into shares of the Company’s class A common stock at an initial conversion rate of 0.4894 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $2,043.32 per share of class A common stock). The initial conversion price represents a premium of approximately 35% above the U.S. composite volume weighted average price of the Company’s class A common stock from 9:30 a.m. through 4:00 p.m. Eastern Daylight Time on Thursday, June 13, 2024, which was $1,513.46. The conversion rate is subject to customary anti-dilution adjustments. In addition, following certain events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event or notice of redemption, as the case may be, in certain circumstances as provided in the Indenture.

Prior to December 15, 2031, the notes are convertible only upon the occurrence of certain events. On or after December 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert the notes at any time. Upon conversion of the notes, the Company will pay or deliver, as the case may be, cash, shares of the Company’s class A common stock or a combination of cash and shares of class A common stock, at the Company’s election.

Prior to June 20, 2029, the Company may not redeem the notes. The Company may redeem for cash all or any portion of the notes, at its option, on or after June 20, 2029 if the last reported sale price of the Company’s class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Holders have the right to require the Company to repurchase for cash all or any portion of their notes on June 15, 2029 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding the repurchase date.

If the Company undergoes a “fundamental change,” as defined in the Indenture, prior to maturity, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the notes to be due and payable.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (and the form of note included therein), a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 hereto and is hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Convertible Note Offering” is incorporated herein by reference.

The Company offered and sold the notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the notes were resold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company will settle conversions of the notes by paying and/or delivering, as the case may be, cash, shares of the Company’s class A common stock or a combination of cash and shares of the Company’s class A common stock, at the Company’s election. Neither the notes nor the underlying shares of class A common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the notes or any class A common stock issuable upon conversion of the notes.

Item 8.01	Other Events.

On June 20, 2024, the Company issued a press release announcing the closing of the notes offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits attached hereto about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to MicroStrategy’s use of the net proceeds of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of MicroStrategy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 1, 2024, and the risks described in other filings that MicroStrategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and MicroStrategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 17, 2024, by and between MicroStrategy Incorporated and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 2.25% Convertible Senior Note due 2032 (included within Exhibit 4.1).

99.1	Press Release, dated June 20, 2024, announcing the closing of the offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Senior Executive Vice President & General Counsel